SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 14, 2002


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



       000-22609                                          84-1339282
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(Commission File Number)                       (IRS Employer Identification No.)



1801 California Street                 Denver, Colorado                  80202
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code: 303-992-1400
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                                 Not applicable
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          (Former name or former address, if changed since last report)
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ITEM 9.  Regulation FD Disclosure

On Wednesday, August 14, 2002 the company met with several investors and analysts to discuss current events. In the meeting, the company commented on possible ways it could explore to improve operating cash flow by reducing the cash outlay of the consolidated entity. More specifically, the company stated that it was looking at opportunities to reduce payments associated with certain underperforming or non-strategic product lines and operating units. Certain of these product lines include unconditional purchase obligations of the company. The aggregate annual cash outlay for these targeted product lines or operations was preliminarily estimated at approximately $1 billion. The company did not state what portion of the total targeted obligations with respect to these product lines or operations it anticipates it could eliminate. The company has previously identified certain product lines or operating units for refocusing, although these are still under discussion. The company warned that no decisions had been made in this regard and that no assurances could be given that any of these reductions in cash outlays will occur.


Forward Looking Statements Warning
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This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; the effects of our anticipated restatement of historical financial statements including delays in or restrictions on our ability to access the capital markets or other adverse effect to our business or financial position; our substantial indebtedness, and any inability to restructure our $3.4 billion credit facility prior to failing to comply with financial covenants contained therein or any inability to complete efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current investigation into our accounting policies, practices and procedures; any adverse outcome of the U.S. Attorney's Office in Denver current investigation into certain matters relating to us; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of our chief executive and chief financial officers to provide certain certifications relating to certain public filings; rapid and significant changes in technology and markets; failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company; our future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results;

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volatility of our stock price; intense competition in the markets in which we compete; changes in demand for our products and services; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; adverse developments in commercial disputes or legal proceedings; and changes in the outcome of future events from the assumed outcome included in our significant accounting policies.

The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This Current Report on Form 8-K may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       QWEST COMMUNICATIONS
                                       INTERNATIONAL INC.



DATE: August 15, 2002                  By: /s/ YASH A. RANA
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                                           Yash A. Rana
                                           Vice President


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